As filed with the Securities and Exchange Commission on November 14, 2016

Registration Statement No. 333-214396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Avino Silver & Gold Mines Ltd.
(Exact name of Registrant as specified in its charter)

British Columbia	1041	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1, Canada

604-682-3701

(Address and telephone number of Registrant’s principal executive offices)

Paracorp Incorporated

1090 Vermont Ave NW #910

Washington, DC 20005

888-272-3725

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Daniel B. Eng Weintraub Tobin 475 Sansome Street, Suite 1800 San Francisco, CA 94111 415-772-9608	David Wolfin President and Chief Executive Officer 570 Granville Street, Suite 900 Vancouver, British Columbia V6C 3P1, Canada Telephone: (604) 682-3701	Paul Bowes Salley Bowes Harwardt, LC 1750-1185 West Georgia Street Vancouver, B.C. V6E 4E6 Phone: 604-688-0788

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the Registration Statement becomes effective.

Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Form F-10 hereby amends Registration Statement on Form F-10 (333-214396) originally filed by the Registrant with the Commission on November 2, 2016 (the “Original Registration Statement”) to include the final short form base shelf prospectus filed with the Canadian securities commissions on the date hereof, relating to the future offering of securities of the Registrant in Canada and the United States.

The Registrant previously paid the registration fee of U.S.$5,795.00 in relation to the registration of up to U.S. $50,000,000 aggregate maximum offering price of securities with the filing of the Original Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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PART I - INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus has been filed under legislation in each of the provinces of Canada, except for Quebec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and itis an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Avino Silver & Gold Mines Ltd. atSuite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1 (phone: (604) 682-3701), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 10, 2016

AVINO SILVER & GOLD MINES LTD.

US$50,000,000 Common Shares Warrants Subscription Receipts Debt Securities Units

Avino Silver & Gold Mines Ltd. (the “Corporation” or “Avino”) may offer and issue from time to time common shares (the “Common Shares”), warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of release conditions and for no additional consideration, Common Shares or Warrants of the Corporation or any combination thereof, debt securities (“Debt Securities”), or units (“Units”) consisting of two or more of the foregoing (all of the foregoing being collectively, the “Securities”), or any combination thereof up to an aggregate initial offering price of US$50,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25 month period that this short form base prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any Securities separately, a combination of Securities, or any combination of, among other things, Securities, cash and assumption of liabilities.

Investing in the Securities of the Corporation involves a high degree of risk. You should carefully review the risks outlined in this Prospectus and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors” below.

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This offering is made in the United States by a Canadian issuer that is permitted, under the multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the home country of the Corporation. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms, (iv) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a United States federal funds rate.

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All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the Securities Exchange Commission (“SEC”). Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares of the Corporation are listed for trading on the TSX Venture Exchange (“TSXV”) and on the NYSE-MKT (“NYSE-MKT”) under the symbol “ASM”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Corporation will not be listed on any securities exchange. On November 9, 2016, the closing price of the Common Shares on TSXV was $3. 03 per share and the closing price of the Common Shares on NYSE-MKT was US$2. 30 per share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by Salley Bowes Harwardt Law Corporation, Vancouver, British Columbia, with respect to Canadian legal matters, and Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, with respect to United States legal matters.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Corporation’s head office is located at Suite 900 – 570 Granville Street, Vancouver, British Columbia, V6C 3P1 and its registered office is located at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Michael Baybak, being a director of the Corporation, resides outside Canada. Although this person has appointed the Corporation, at Suite 570 – 900 Granville Street, Vancouver, British Columbia, V6C 3P1, as his agent for service of process in Canada, it may not be possible for investors to enforce judgments obtained in Canada against him.

All monetary amounts used herein are stated in Canadian dollars, unless otherwise expressly stated.

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GENERAL MATTERS

In this short form prospectus, unless otherwise indicated or the context otherwise requires, the terms “Avino”, the “Corporation”, “we”, “us”, and “our” are used to refer to Avino Silver & Gold Mines Ltd. Capitalized terms used in this short form prospectus that are not otherwise defined shall have the meanings ascribed to such terms in the Corporation’s Form 20-F dated April 7, 2016 (and filed as its Annual Information Form or “AIF”), which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This short form prospectus (including the documents incorporated by reference herein) contains “forward-looking information” which may include, but is not limited to, the intended use of proceeds of the offering described under “Use of Proceeds” herein, statements with respect to future financial or operating performance of Avino, its subsidiaries and their respective projects, the future price of minerals, the estimation of mineral resources, the timing and amount of estimated future production, costs of production, capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, timing and prospects of obtaining required permits, requirements for additional capital, currency exchange rates, government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses, title disputes or claims, limitations of insurance coverage and regulatory matters. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or variations (including negative variations of such words and phrases), or state that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur” or “be achieved”.

In making the forward-looking statements in this short form prospectus, the Corporation has applied certain factors and assumptions that it believes are reasonable, including that there is no material deterioration in general business and economic conditions; that there are no adverse changes in relevant laws or regulations; that the supply and demand for, deliveries of, and the level and volatility of prices of metals and minerals develop as expected; that the Corporation receives any regulatory and governmental approvals for its projects on a timely basis; that the Corporation is able to obtain financing on reasonable terms; that the Corporation is able to procure equipment and supplies in sufficient quantities and on a timely basis; that engineering and exploration timetables and capital costs for the Corporation’s exploration plans are not incorrectly estimated or affected by unforeseen circumstances and that any environmental and other proceedings or disputes are satisfactorily resolved.

However, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Avino and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, those factors discussed or referred to in the section entitled “Risk Factors” in this short form prospectus and in the AIF of the Corporation incorporated by reference herein. Although Avino has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained or incorporated by reference herein are made as of the date of this short form prospectus or the date of the document incorporated by reference herein based on the opinions and estimates of management at that time. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation does not undertake to update any forward-looking statements, except as required by applicable securities laws.

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You should rely only on the information contained or incorporated by reference in this short form prospectus. Avino has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Avino is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this document may only be accurate as of the date on the front cover of this short form prospectus.

CAUTIONARY STATEMENT TO U.S. INVESTORS CONCERNING
MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. NI 43-101 is an instrument developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101and CIM standards. These definitions differ from the definitions in the SEC’s Industry Guide 7 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of the Corporation’s mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

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CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Our financial statements incorporated by reference herein are set forth in Canadian Dollars. The following table sets forth the high and low exchange rate for the past six (6) months based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (Canadian Dollar = US$1.00). As of November 9, 2016, the exchange rate was CDN$1.3408 for each US$1.00.

Month	High	Low
Through November 9, 2016	1.3412	1.3337
October, 2016	1.3387	1.3110
September 2016	1.3248	1.2843
August, 2016	1.3180	1.2775
July, 2016	1.3225	1.2844
June 2016	1.3091	1.2695
May 2016	1.3155	1.2544

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by referencein this short form prospectus from documents filed with the varioussecurities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 900 – 570 Granville Street, Vancouver, British Columbia V6C 3P1 (phone: (604) 682-3701), and are also available electronically at www.sedar.com. Information contained or featured on the Corporation’s website shall not be deemed to be part of this short form prospectus.

The following documents, filed by the Corporation with the various securities commissions or similar regulatory authorities in Canada, except for Quebec, are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

(a)	the AIF of the Corporation dated April 7, 2016 for the financial year ended December 31, 2015;

(b)

the technical report dated effective October 27, 2016, entitled “Avino Silver & Gold Mines Ltd. Amended Resource Estimate Update for the Avino Property, Durango, Mexico” by QG Australia (Pty) Ltd. and Tetra Tech WEI Inc. (the “Avino Technical Report”);

(c)	the technical report dated October 20, 2016 entitled “Bralorne Gold Mine, British Columbia Canada” by Kirkham Geosystems Ltd. and Jasman Yee, P. Eng. (the “Bralorne Technical Report”);

(d)	the audited consolidated financial statements of the Corporation for the fiscal years ended December 31, 2013, 2014 and 2015, together with the auditor’s reports thereon and notes thereto;

(e)	the management’s discussion and analysis for the year ended December 31, 2013, 2014 and 2015;

(f)	the unaudited condensed consolidated interim financial statements of the Corporation for the nine months ended September 30, 2016, comparative to September 30, 2015, together with the notes thereto;

(g)	the management’s discussion and analysis for the nine months ended September 30, 2016;

(h)	the management information circular of the Corporation dated April 20, 2016 prepared in connection with the annual general and special meeting of shareholders of the Corporation held on May 27, 2016.

(i)	the press release dated and filed October 21, 2016 disclosing the Corporation’s updated mineral resources on the Bralorne Mine Property;

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(j)	the press release dated and filed September 26, 2016 disclosing the Corporation’s updated mineral resources on the Avino Property;

(k)	the press release dated and filed September 2, 2016 disclosing the Corporation’s grants of stock options and restricted share units;

(l)	the press release dated and filed June 6, 2016 relating to the Corporation’s declaration of commercial production from its second mine on the Avino Property, the Avino Mine;

(j)	the press release dated and filed August 17, 2015 relating to the closing of the concentrates prepayment agreement with Samsung C&T U.K. Ltd.; and

(k)	the material change report dated and filed July 2, 2014 relating to the acquisition of Bralorne Gold Mines Ltd.

A reference herein to this short form prospectus also means any and all documents incorporated by reference in this short form prospectus. Any document of the type referred to above (excluding confidential material change reports), any business acquisition reports, the content of any news release disclosing financial information for a period more recent than the period for which financial statements are required and certain other disclosure documents as set forth in Item 11.1 of Form 44-101F1 of National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators filed by the Corporation with the securities commissions or similar regulatory authorities in Canada after the date of this short form prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference in this short form prospectus.

Any statement contained in this short form prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this short form prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this short form prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

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Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Corporation’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of this Prospectus or the applicable Prospectus Supplement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents set out under the heading “Documents Incorporated by Reference”; (ii) the consents of the Corporation’s auditor, legal counsel and technical report authors; (iii) the powers of attorney from the directors and certain officers of the Corporation; and (iv) the form of indenture for Debt Securities.

THE CORPORATION

The Corporation was incorporated by Memorandum of Association under the laws of the Province of British Columbia on May 15, 1968, and on August 22, 1969 was amalgamated under the name “Avino Mines & Resources Ltd.”, with an authorized capital of 15,000,000 common shares without par value. On June 6, 1986, the authorized share capital of the Corporation was increased from 15,000,000 to 25,000,000 common shares without par value. By shareholders’ resolutions dated April 12, 1995, the Corporation changed its name to “International Avino Mines Ltd.”, and the authorized share capital was consolidated on a five (5) shares to one (1) share basis and then subsequently increased back to 25,000,000 common shares without par value. On August 29, 1997, the Corporation changed its name to its current name, “Avino Silver & Gold Mines Ltd.” On July 17, 2003, the authorized share capital of the Corporation was increased from 25,000,000 to 100,000,000 common shares without par value. On July 12, 2005, the authorized share capital of the Corporation was increased from 100,000,000 to an unlimited number of common shares without par value.

The head office of the Corporation is located at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1. The registered and records offices of the Corporation are located at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6.

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The Corporation has four subsidiaries (equity ownership indicated in brackets below), namely:

(i)	Compañía Minera Mexicana de Avino S.A. de C.V., a Mexican corporation (effectively 99.67% owned, directly and indirectly), which owns the Avino Property, Mexico, comprising the Avino Mine and the San Gonzalo Mine;

(ii)	Oniva Silver and Gold Mines S.A. de C.V., a Mexican corporation (100%), which handles Avino’s Mexican operations and administration;

(iii)	Promotora Avino, S.A. de C.V., a Mexican holding corporation (79.09%); and

(iv)	Bralorne Gold Mines Ltd., a British Columbia, Canada, corporation (100%), which owns the Bralorne Mine Property, near Gold Bridge, British Columbia.

The following chart sets forth the Corporation’s corporate structure, including all of its subsidiaries, as at the date of this short form prospectus:

BUSINESS OF THE CORPORATION

The Corporation is a natural resource company, primarily engaged in the extracting and processing of gold, silver, and copper and the acquisition and exploration of natural resource properties. The Corporation’s principal business activities have been the exploration for and extracting and processing of silver, gold and copper at a mineral property located in the State of Durango, Mexico (known as the “Avino Property”), located near the town of Durango, comprising the “San Gonzalo Mine” and the “Avino Mine”, both of which are currently in operation. The Corporation also owns indirectly through its British Columbia subsidiary other exploration and evaluation assets in British Columbia (the “Bralorne Mine Property”), a gold exploration property located near Gold Bridge British Columbia, which is currently under development, and nine (9) mineral claims located in the Lillooet Mining Division, British Columbia (the “BRX Property”) which are currently inactive, and fourteen (14) quartz mining leases in the Yukon Territory, Canada (the “Eagle Property”), which are currently inactive.

Further information regarding the business of the Corporation, its operations and its material properties can be found in the AIF, the Avino Technical Report, the Bralorne Technical Report, and the other materials incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

The Corporation is a reporting issuer in the Provinces of British Columbia and Alberta (and all of the other Provinces of Canada, except for Quebec, upon the issuance of a final receipt for this Prospectus), a foreign private issuer with the SEC and is listed on the TSXV (Tier 1 status) and on the NYSE-MKT under the symbol “ASM”, and is quoted on the Berlin and Frankfurt Stock Exchanges under the symbol “GV6”.

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RECENT DEVELOPMENTS

Avino Property, Mexico

In June 2016, Avino declared commercial production at the main Avino Mine effective April 1, 2016, following an advancement and test period of 19 months. On April 1, 2016, underground mining commenced on upper level 11.5 using the long-hole retreat sub-level caving method. The advancement and test period established that mineral recoveries were at, or above, levels necessary for positive cash flows and profitability, which among other critical factors, were significant in concluding that a production decision could be made. Further, the Corporation's management has carefully considered the following factors and concluded that its objectives have been met:

•	All critical capital components have been acquired and installed to achieve desired mining and processing results;

•	The necessary labor force, including production and development mining contractors, has been secured to mine and process at planned levels of output;

•	The mill has consistently processed at levels above design capacity and budgeted production levels of 1,250 tons per day with consistent recoveries and grades; and

•	The Corporation has entered into a long-term sales agreement with Samsung C&T U.K. Limited (“Samsung”). Further, Samsung has provided Avino with a term facility which has provided capital to facilitate further expansion and development of the Avino Mine.

On June 13, 2016, Avino announced that a newly constructed dedicated power line to the Avino Mine site was energized and tested. The line is now fully functional at the design capacity of 5 megawatts (“MW”). Current power consumption at the mine is approximately 2MW, leaving sufficient additional power for near-term expansion projects that are currently being planned, such as the Oxide Tailings Heap Leach/Merril-Crowe Precipitation Project (which would require 1 MW), and a possible expansion of the processing plant, which would require a further 1 MW. Additionally, the existing power line will be left in place to service local communities and provide backup power for the Avino Mine.

On June 29, 2016, Avino announced that the concentrates prepayment agreement with Samsung had been extended one further year from July 2017 to July 2018. Pursuant to an amending agreement (the "Amendment"), Avino will sell silver concentrates from the Avino Mine on an exclusive basis to Samsung until July 2018. Samsung has previously advanced to Avino the sum of US$10 million as prepayment of such concentrates (the “Facility”), and the Facility will be repaid with interest using Avino's future shipments of concentrates. Avino has made an initial payment of US$666,666 in June 2016, and Avino will repay the balance with interest by 14 additional monthly instalments commencing June 2017 and ending July 2018. Other material terms of the Facility remain unchanged. The Corporation has entered into the extension of the concentrate sales agreement and revised repayment arrangement to establish a long-term contract for the sale of the Corporation’s silver concentrates, and to provide capital to Avino to further advance and expand the Corporation’s proposed projects at the Avino Mine over the next 12 months.

On August 10, 2016, Avino announced that, following receipt of all necessary permits, construction of a new tailings storage facility (“TSF”) at the Avino Mine had commenced. The new TSF is being constructed by Desarrollos ROD, S.A. de C.V., who is recognized as one of the premier contractors in Mexico for tailings related projects. The new TSF will cover 21 hectares and will be able to store 7.5 million tons of wet tailings. The TSF will be built in 4 stages; the first 2 stages, which are expected to take approximately 6 months to complete, have an estimated cost of US$2.2 million and will provide enough capacity for 6 years of operations. Stages 3 and 4, which can be built at any time in the future, will cost US$624,000 (based on 2016 estimated costs) and would provide enough storage for an additional 8 years of operations. Environmental permits are valid for 14 years of operations and an additional 11 years post production. The new TSF is being constructed on land owned by Avino.

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A new TSF is necessary to allow the existing TSF to be decommissioned, which will enable Avino to begin assessing the upper sulphide bench as well as the lower oxide bench in areas that are currently being used to store tailings from our active operations. Avino is working to advance the tailings resource project towards a production decision for an agglomerated heap leach Merrill-Crowe precipitation operation. Once the first 2 stages of the new TSF are complete, Avino will decommission the current TSF, then begin installing wells which will be used to pump out retained water in the dam. This will speed up a sonic drilling program planned for the upper benches, provide samples for the metallurgical program, and increase confidence in the oxide resource located below the sulphide tailings.

Details of the current mineral resource estimates for the Avino Property, and mine production results for the Avino Property are set out in the Avino Technical Report, incorporated by reference herein.

Bralorne Mine Property, British Columbia

In October 2014, Bralorne Gold Mines Ltd. (“BGM”), a British Columbia, Canada, company, was acquired and became a wholly-owned subsidiary of the Corporation. BGM holds the Bralorne Mine Property, near Gold Bridge, British Columbia, which is continuing a trial mining program and diamond drilling. The infrastructure at the Bralorne Mine Property is well developed. A 100 ton per day concentrator mill is in place and was operated from 2011 through 2014, processing 100 ton per day of material. A tailings storage facility has also been constructed and tested with material from the mill, for a combined total of approximately 140,000 tons deposited. The concentrator mill was temporarily shutdown in December 2014. In 2015, underground mining operations were limited to one shift per day from January to April 2015. Operations were temporarily suspended on April 16, 2015. The concentrator mill did not operate in 2015, and no tailings were produced or deposited in 2015. Offices, mine dry, warehouse, and associated facilities are also in place to support the test-scale activities.

Tailings disposal at the Bralorne Mine Property requires pumping from the concentrator mill to the tailings storage facility by a multi-stage pump in the mill. The tailings pipeline crosses Cadwallader Creek on a suspended wire crossing. New anchors for the crossing were engineered and installed in 2015. New cables were also installed at this time. A raise of the dam level for the tailings storage facility was completed in 2015 to increase the capacity.

During 2015, BGM also submitted an interim mine closure and reclamation plan to the applicable British Columbia government ministry and other stakeholders, including the local First Nations. In connection with the submission of the interim closure and reclamation plan, the Corporation recorded an estimate for the Bralorne Mine Property reclamation provision in its consolidated financial statements for the year ended December 31, 2015 in the amount of approximately $4 million, which as an estimate and may be subject to further changes over the course of the reclamation period.

Details of the current mineral resource estimates for the Bralorne Mine Property are set out in the Bralorne Technical Report, incorporated by reference herein.

Corporate Developments

On April 15, 2016, the board of directors of Avino, acting upon the recommendations of the Compensation Committee, implemented a restricted share unit plan (the “RSU Plan”) for the issuance of up to a maximum of 870,560 restricted share units (“RSUs”) to qualifying directors, officers, employees, and consultants, upon certain vesting restrictions to be determined by the board of directors, for any RSUs awarded. The RSU Plan was approved by the shareholders of Avino on May 27, 2016. On September 2, 2016, Avino awarded 790,000 RSUs to 17 designated persons under the RSU Plan, which vest at the rate of one-third annually, until fully vested over three years from the date of the awards, and provided that the designated person is continuously employed with or providing services to Avino.

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By an agreement dated July 7, 2016 between the Corporation and Andrew Kaplan, a financial consultant, and upon the recommendations of the Compensation Committee based on Mr. Kaplan’s past performance and service, the Corporation agreed to pay to Mr. Kaplan $150,000, in the event of a change of control of the Corporation or sale of all or substantially all of the Corporation’s assets to a third party. This change of control payment would be in addition to the monthly consulting fees currently paid by the Corporation to Mr. Kaplan, as the Corporation’s capital markets strategist.

By a letter agreement dated July 8, 2016 between Avino, BGM and Great Thunder Gold Corp. (“Great Thunder”), Bralorne acquired a 100% interest in nine (9) mineral claims located in the Lillooet Mining Division, British Columbia, known as the BRX Property. Under the terms of the agreement, Avino has paid $65,000 and issued to Great Thunder 10,000 common shares of Avino. Great Thunder will retain a 1% net smelter returns royalty on the BRX Property, until a maximum of $250,000 is paid under such royalty. The BRX Property is also subject to a 2.5% net smelter returns royalty reserved to Levon Resources Ltd. (the “Levon Royalty”). Avino and BGM may reduce the Levon Royalty by 60% (or to a 1% net smelter returns royalty), upon payment of US$750,000 at any time prior to ten years after the date of commencement of commercial production of the BRX Property. Avino does not consider the BRX Property to be a material resource property at this time.

ATM Offering

We entered into an at-the-market sales agreement dated December 31, 2013 with Cantor Fitzgerald & Co. (the “ATM Agreement”) for sales in the United States. Under the ATM Agreement, the Corporation is entitled, at its discretion, and from time to time during the term of the ATM Agreement, to sell, through Cantor Fitzgerald & Co., as placement agent, such number of Common Shares of the Corporation having an aggregate gross value not exceeding the number or dollar amount of Common Shares for which the Corporation has filed a prospectus supplement (as defined therein) (the “ATM Offering”). Sales of the Common Shares under the ATM Offering have been made and will be made through “at-the-market distributions’ as defined in National Instrument 44-102, directly on the NYSE-MKT, or any other existing trading market in the United States. The Common Shares will be distributed at market prices or prices related to prevailing market prices from time to time. As a result, the prices of the Common Shares sold under the ATM Offering will vary as between purchasers and during the period of the distribution.

As at the date of this Prospectus, we have sold an aggregate of 7,496,609 Common Shares under the ATM Offering for gross proceeds of US$13,212,491 (see “Prior Sales” below for further details). Pursuant to the ATM Agreement, we have agreed to pay Cantor Fitzgerald & Co. a commission of 3% of the gross process of the sale of any Common Shares sold under the ATM Offering.

Prospectus Offering

The Corporation also issued Common Shares in a brokered public offering in the United States under a separate US$800,000 prospectus supplement filed on March 10, 2016. In connection with this U.S. public offering, the Corporation sold an aggregate of 800,000 Common Shares at an average price of $1.33 (US$1.00) per Common Share for gross proceeds of $1,060,000 (US$800,000). The Corporation paid a 7% cash commission to Noble International Investments, Inc. on the gross proceeds, and issued 40,000 agent’s warrants exercisable at US$1.00 until March 14, 2019.

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CONSOLIDATED CAPITALIZATION

As at November 9, 2016, there were 45,251,571 Common Shares issued and outstanding, and outstanding warrants to purchase an aggregate of 1,073,059 Common Shares at prices of US$2.87 per Common Share until February 25, 2017 (as to 1,033,059 warrants) and US$1.00 per Common Share until March 14, 2019 (as to 40,000 warrants), plus outstanding stock options to purchase another 2,148,500 Common Shares at prices ranging from $1.02 to $2.95 per Common Share, and outstanding RSUs (as defined above under “Recent Developments”) for a further 790,000 Common Shares. There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis as of November 9, 2016.

DESCRIPTION OF EXISTING INDEBTEDNESS AND EARNINGS COVERAGE

The Corporation entered into a concentrates prepayment agreement dated July 8, 2015 with Samsung C&T U.K. Limited (“Samsung UK”), as lender, as amended June 23, 2016, wherein the Corporation pre-sold its silver concentrates until July 31, 2017, and has agreed to sell exclusively to Samsung UK the silver concentrates from its Avino Mine until December 31, 2019. Samsung UK has advanced US$10 million (the “Facility”) to the Corporation, of which US$666,666 was repaid in June 2016, and the balance will be repaid in 14 equal monthly installments of US$666,666, commencing June 2017 until July 2018 inclusive. Interest on the Facility accrues and is paid monthly at 4.75% per annum plus LIBOR (3 month). As at September 30, 2016, the Corporation had US$9,333,334 outstanding under the Facility.

The repayment of the Facility is secured by the Corporation’s pledge of all of its shareholdings in Bralorne Gold Mines Ltd., which owns the Bralorne Mine Property, near Gold Bridge, British Columbia.

The Corporation expects that it will have sufficient cash flow from existing operations and cash on hand to meet its repayment obligations under the Facility, and therefore does not presently intend to repay the amount drawn under Facility using the net proceed from the sale of Securities.

The Corporation also has a master credit facility with Caterpillar Finance for US$5,375,400 in order to acquire equipment necessary for advancing operations at the San Gonzalo Mine and the Avino Mine and for continuing exploration activities at the Bralorne Mine Property. As of September 30, 2016, we had US$2, 959,583 in available credit remaining under this facility.

The Corporation has also entered into a master credit facility with Sandvik Customer Finance LLC for US$5,000,000. The facility is being used to acquire equipment necessary for advancing operations at the San Gonzalo Mine and the Avino Mine, and for continuing exploration activities at the Bralorne Mine Property. As of September 30, 2016, we had US$3,322 ,227 in available credit remaining under this facility.

If the Corporation offers any Debt Securities having a term to maturity in excess of one year under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities and their interest requirements. The Corporation has sufficient net income for the twelve months ended December 31, 2015 in order to achieve an earnings coverage ratio for its current interest requirements of one-to-one for such period.

DIVIDEND POLICY

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Corporation’s board of directors will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

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USE OF PROCEEDS

As at December 31, 2015, Avino had negative operating cash flow for the fiscal year. Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities, after deducting the commissions and the other expenses of the offering, will be used by Avino for the following anticipated purposes:

•	to fund further development and exploration of the Avino Property in Mexico, and at the Bralorne Mine Property in British Columbia, Canada;

•	to fund mine development at the Avino Mine, San Gonzalo Mine, and the Bralorne Mine Property;

•	to assess potential advanced exploration and development stage mineral properties for acquisition;

•	to fund the potential acquisition of other advanced exploration and development stage mineral properties;

•	to fund continued exploration on the Corporation’s other existing mineral properties and

•	to fund any negative operating cash flow of the Corporation

Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

Funds used for general corporate purposes may be allocated to business development or to pursue other exploration or acquisition opportunities. As at the date of this short form prospectus, the Corporation has not identified any specific exploration or acquisition opportunities.

Pending the use of the proceeds described above, the Corporation may invest all or a portion of the proceeds of the offering in short-term, high quality, interest-bearing corporate, government issued or government guaranteed securities.

The Corporation’s actual use of the net proceeds may vary depending on the Corporation’s operating and capital needs from time to time and, as such, there may be circumstances where, for sound business reasons, a reallocation of the use of proceeds is necessary. Any such reallocations will be determined at the discretion of the Corporation’s management and there can be no assurance as of the date of this short form prospectus as to how those funds may be reallocated.

Business Objectives

The Corporation is primarily focused on the development of its Avino Mine and San Gonzalo Mine. The Corporation's mission is to create shareholder value through profitable organic growth at the Avino Property, and the strategic acquisition and advancement of mineral exploration and mining properties, such as the Bralorne Mine Property. The Corporation is committed to expanding its operations and managing all business activities in an environmentally responsible and cost-effective manner while contributing to the well-being of the communities in which we operate.

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In the near term, the Corporation will focus on the following key business objectives:

1.	Maintain and improve the profitability of its mining operations by managing operating costs and achieving production efficiencies;

2.	Advance the Bralorne Mine Property towards commercial production;

3.	Evaluate exploration targets on the Avino Property followed by other properties in its portfolio;

4.	Assess the potential for processing the oxide tailings resource from previous milling operations; and

5.	Identify and evaluate potential advanced exploration and development stage mineral projects for acquisition.

DENOMINATIONS, REGISTRATION AND TRANSFER

The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only (or uncertificated) Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Corporation for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Corporation may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Corporation with respect to any issue of Securities, the Corporation may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depositary for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depositary will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

PLAN OF DISTRIBUTION

The Corporation may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSXV, NYSE-MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

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Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Corporation for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market-making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES DISTRIBUTED

Authorized and Issued Share Capital

The authorized share capital of the Corporation consists of an unlimited number of Common Shares without par value. As of the date of this short form prospectus, 45,251,571 Common Shares were issued and outstanding as fully paid and non-assessable shares.

Common Shares

The holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Corporation. The holders of the Common Shares, subject to the prior rights, if any, of any other class of shares of the Corporation, are entitled to receive such dividends in any financial year as the board of directors of the Corporation may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, the remaining property and assets of the Corporation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Warrants

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

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The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a Prospectus Supplement or any document incorporated by reference will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a Prospectus Supplement or any document incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable Prospectus Supplement or document incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. The Corporation will file each of these documents, as applicable, with the Canadian securities regulators and the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time the Corporation issue a series of warrants. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms of Warrants

The applicable Prospectus Supplement or document incorporated by reference may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. The Corporation may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer of Warrants

The Corporation may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, The Corporation may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable Prospectus Supplement or any document incorporated by reference.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable Prospectus Supplement or any document incorporated by reference. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, the Corporation will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Subscription Receipts

The Corporation may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Corporation will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Corporation is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Corporation offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

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General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Corporation offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration, Common Shares, Warrants, or any combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g. an amount equal to dividends declared on Common Shares by the Corporation to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	whether the Subscription Receipts will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

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The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Corporation’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Corporation, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Corporation affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Corporation, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Corporation may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

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Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

Debt Securities

General

The Corporation may issue debt securities which may or may not be converted into common shares. In no case shall the amount of the debt securities exceed US$10,000,000 in the aggregate. The Corporation may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. The Corporation may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the debt securities that the Corporation may issue. The summary is not complete. When debt securities are offered in the future, a Prospectus Supplement or any document incorporated by reference, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a Prospectus Supplement or any document incorporated by reference, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable Prospectus Supplement or document incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. The Corporation will file each of these documents, as applicable, with the Canadian securities regulators and the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time the Corporation issue a series of warrants. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When the Corporation refers to a series of debt securities, the Corporation means all debt securities issued as part of the same series under the applicable indenture.

Terms of Debt Securities

The applicable Prospectus Supplement or any document incorporated by reference, may describe the terms of any debt securities that the Corporation may offer, including, but not limited to, the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

•	the amount or amounts of the debt securities that will be issued and the interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;

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•	if applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

•	if applicable, a discussion of material Canadian and/or United States federal income tax considerations;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the exercise of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Debt Securities

The Corporation may issue the debt securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any debt securities, the Corporation does not intend to issue them pursuant to a trust indenture. However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, the Corporation will provide and enter into a trust indenture which will be subject to and governed by the Business Corporations Act (British Columbia). If a trust indenture is entered into, the Corporation does not intend to register the trust indenture under the U.S. Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption. Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to US$10,000,000. The Corporation does not intend to issue debt securities, if any, pursuant to a trust indenture that will equal or exceed US$10,000,000. If a trust indenture is entered into, the Corporation will file the trust indenture as an exhibit on Form 6-K before making any offer of debt securities.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement. Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.

Form, Exchange and Transfer of Debt Securities

The Corporation may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in a global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, the Corporation may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable Prospectus Supplement or any document incorporated by reference.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

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Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, the Corporation will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Units

The Corporation may issue units composed of any combination of our common share, warrants and debt securities. The Corporation will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that the Corporation may offer. The summary is not complete. When units are offered in the future, a Prospectus Supplement or any document incorporated by reference, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a Prospectus Supplement or any document incorporated by reference, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable Prospectus Supplement or document incorporated by reference is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. The Corporation will file each of these documents, as applicable, with the Canadian securities regulators and the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time the Corporation issue a series of units. See “Additional Information” below and “Documents Incorporated by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable Prospectus Supplement or document incorporated by reference may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Common Shares”, “Warrants”, “Subscription Receipts” and “Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

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RISK FACTORS

An investment in the Securities should be considered highly speculative and investors may incur a loss on their investment. Investors should carefully review and consider all of the information disclosed in this short form prospectus, including the documents incorporated by reference, and in particular, the risk factors set forth in the Corporation’s AIF.

Risks Relating to the Corporation

In addition to the foregoing, the material risk factors which the Corporation has identified in respect of any investment in its Securities include:

The Differences Between Mineral Resources and Mineral Reserves

The Corporation has not established the presence of any proven or probable mineral reserves, as defined by the SEC, at any of our properties, but only have inferred and indicated mineral resource estimates in accordance with NI 43-101 under Canadian disclosure requirements. Mineral resources that are not mineral reserves have no demonstrated economic viability, and there can be no assurance that such mineral resources will ever be mineral reserves. Under Guide 7, the SEC has defined a “reserve” is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Any mineralized material discovered or produced by us should not be considered proven or probable reserves. In order to demonstrate the existence of proven or probable reserves, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and obtain a positive feasibility study which demonstrates with reasonable certainty that the deposit can be economically and legally extracted and produced. The Corporation has not completed a feasibility study with regard to all or a portion of any of our properties to date. Since the Corporation commenced extracting and processing resources of mineralized material at levels intended by management at the San Gonzalo Mine and the Avino Mine without a feasibility study, there is inherent uncertainty as to whether the mineralized material can be economically produced or if so, for what period of time. The absence of proven or probable reserves makes it more likely that our properties may cease to be profitable and that the money the Corporation spend on exploration and evaluation may never be recovered.

We Have Only Recently Become Profitable And No Assurances Can Be Given We Will Continue To Be Profitable In The Future.

The Corporation began extracting and processing resources at levels intended by management at the San Gonzalo mine during the fourth quarter of 2012. For the years ended December 31, 2015, 2014, and 2013, we earned net income of CDN$483,424, CDN$2,514,169, and CDN$848,212 respectively. Prior to the 2013 fiscal year, we had not been profitable. There is no assurance that our operations will continue to be profitable in the future.

No Pre-Feasibility Study or Bankable Feasibility Study for Our Mining Operations

The Corporation decided to begin extracting and processing resources at levels intended by management at the San Gonzalo Mine and the Avino Mine without preparing a pre-feasibility study or bankable feasibility study, which is a more common practice within the mining industry, and therefore may subject us to more business risks. Our decision to begin extracting and processing resources at the San Gonzalo Mine was based on limited prior historical information, bulk sample drilling programs, small pilot plant and bench scale testing. Our decision to begin extracting and processing resources at the Avino Mine was based on results from extraction and mill processing activities during the advancement and test period. Therefore our decisions to begin extracting and processing resources at the San Gonzalo Mine and at the Avino Mine were based on limited information, which may or may not be representative of information regarding the mines had the Corporation otherwise prepared more comprehensive studies. In addition, basing our decisions to begin extracting and processing resources on limited information may make us susceptible to risks including:

•	certain difficulties in obtaining expected metallurgical recoveries when scaling up to extracting and processing activities at levels intended by management from pilot plant scale;

•	the preliminary nature of mine plans and processing concepts and applying them to full scale extracting and processing activities at levels intended by management;

•	determining operating/capital cost estimates and possible variances associated with constructing, commissioning and operating the mines and the mill facilities based on limited information;

•	that metallurgical flow sheets and recoveries are based on information at the time and may not be representative of future results at the mines; and

•	that the Corporation may underestimate capital and operating costs without a comprehensive bankable feasibility study.

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Exploration and Development

The business of exploration and development for minerals involves a high degree of risk and few properties become producing mines. Unprofitable efforts result not only from the failure to discover mineral deposits, but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. There is no assurance that the Corporation’s future exploration and development activities will result in any discoveries of commercial bodies of ore. The marketability of minerals acquired or discovered by the Corporation may be affected by numerous factors which are beyond the control of the Corporation and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of mining facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection, the combination of which factors may result in the Corporation not receiving an adequate return on invested capital.

Market Forces

There is no assurance that, even if commercial quantities of mineral resources are discovered, that these can be sold at a profit. Factors beyond the control of the Corporation may affect the marketability of any mineral occurrences discovered. The price of gold has experienced volatile and significant price movements over short periods of time, and is affected by numerous factors beyond the control of the Corporation, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the United States dollar relative to the Canadian dollar and other currencies), interest rates and global or regional consumption patterns (such as the development of gold coin programs), speculative activities and increased production due to improved mining and production methods.

Permitting

Existing and possible future environmental legislation, regulations and actions could give rise to additional expense, capital expenditures, restrictions and delays in the activities of the Corporation, the extent of which cannot be predicted. Regulatory requirements and environmental standards are subject to constant evaluation and may become more restrictive, which could materially affect the business of the Corporation or its ability to develop its properties. Before production can commence on any of its mineral properties, the Corporation must obtain regulatory and environmental approvals. There is no assurance that such approvals will be obtained, or if they are obtained, if they will be granted on a timely basis. The cost of compliance with existing and future governmental regulations has the potential to reduce the profitability of operations or preclude entirely the economic development of the Property.

Permitting of exploration programs in Mexico requires the completion of agreements with the indigenous communities in the vicinity of the project. The timing for the completion of such agreements is unpredictable. The process of obtaining such agreements is also affected by the two-year election cycle for the councils of the indigenous communities.

Mining Operations and Uninsured Risks

Mining operations generally involve a high degree of risk which even a combination of experience, knowledge and careful evaluation may not be able to overcome. The business of mining and exploration is subject to a variety of risks including, but not limited to, fires, power outages, labour disruptions, industrial accidents, flooding, explosions, cave-ins, landslides, environmental hazards, technical failures, and the inability to obtain suitable or adequate machinery, equipment or labour. Such occurrences, against which the Corporation cannot, or may elect not to insure, may delay production, increase production costs or result in liabilities. The payment of such liabilities may have a material adverse effect on the Corporation’s financial position. The economics of developing mineral properties are affected by such factors as the cost of operations, variations in the grade and metallurgy of the ore mined, fluctuations in mineral markets, costs of processing and equipment, transportation costs, government regulations including regulations relating to royalties, allowable production, importing and exporting of mineral product, and environmental protection rules and regulations.

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In June, 2014, a fatal accident happened at the circuit 2 within the Avino mining processing plant which resulted to the death of an employee. In addition, in March 2016, two contractors died due to an accident at the San Gonzalo Mine on the Avino Property. Although, the Corporation believes that the deaths were attributed to such persons failing to comply with the Corporation’s safety procedures, no assurance can be given that further injuries will not occur at the Corporation’s mining properties.

Ineffective Internal Controls over Financial Reporting

As a public company, the Corporation is subject to the reporting requirements of the U.S. Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that the Corporation files annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that the Corporation includes a report of our management on our internal control over financial reporting. The Corporation is also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. For the year ended December 31, 2015, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were ineffective due to the following material weaknesses: (i) inadequate segregation of duties and effective risk assessment; (ii) insufficient written policies and procedures for accounting, financial reporting and corporate governance; (iii) insufficient disaster recovery plans; and, (iv) limited staff resources resulting in the possibility that from time to time the Corporation may not have the necessary in-house knowledge to address complex accounting and tax issues that may arise. To remediate such weaknesses, the Corporation plans to implement the following changes: (i) address inadequate segregation of duties and ineffective risk management; (ii) adopt sufficient written policies and procedures for accounting, financial reporting and corporate governance; (iii) implement a disaster recovery plan; and (iv) hire additional financial reporting personnel and engage external technical accounting and tax advisors and experts. If the Corporation cannot effectively and efficiently improve our controls and procedures, the Corporation could suffer material misstatements in our financial statements and other information the Corporation report, and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our Common Shares.

Competition

The resource industry is intensely competitive in all of its phases, and the Corporation competes with many companies possessing greater financial resources and technical facilities than itself. Competition could adversely affect the Corporation’s ability to acquire suitable producing properties or prospects for the exploration in the future.

Mineral Tenure

In those jurisdictions where the Corporation has property interests, the Corporation undertakes searches of mining records and obtains title opinions from reputable counsel in accordance with mining industry practices to confirm satisfactory title to properties in which it holds or intends to acquire an interest, but does not obtain title insurance with respect to such properties. The possibility exists that title to one or more of its properties, particularly title to undeveloped properties, might be defective because of errors or omissions in the chain of title, including defects in conveyances and defects in locating or maintaining such claims, prior unregistered agreements or transfers, and title may be affected by undetected defects or native land claims. For unsurveyed mineral claims, the boundaries of such mining claims may be in doubt. The ownership and validity of mining claims are often uncertain and may be contested. The Corporation is not aware of any challenges to the location or area of its mineral claims. There is, however, no guarantee that title to the Corporation’s properties will not be challenged or impugned in the future. The properties may be subject to prior unregistered agreements or transfers.

Qualified Personnel

Recruiting and retaining qualified personnel in the future is critical to the Corporation’s success. As the Corporation explores and develops its Avino Mine and San Gonzalo Mine and other properties, the need for skilled labour will increase. The number of persons skilled in the exploration and development of mining properties is limited and competition for this workforce is intense. The development of the Avino Mine and San Gonzalo Mine and other initiatives of the Corporation may be significantly delayed or otherwise adversely affected if the Corporation cannot recruit and retain qualified personnel as and when required.

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Foreign Corrupt Practices Legislation

The Corporation is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Corporation might be held responsible. Violations of the FCPA, CFPOA, and/or other laws may result in criminal or civil sanctions and the Corporation may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. Beginning with our fiscal year ending December 31, 2016, the Corporation are also subject to the Extractive Sector Transparency Measures Act (Canada) (“ESTMA”), which requires us to maintain records of specific payments (including taxes, royalties, fees, production entitlements, bonuses, dividends, and infrastructure improvements) to all government entities in Canada and abroad, and to publicly disclose payments of $100,000 or more in any payment category on an annual basis within 150 days of our fiscal year end, to increase transparency and deter corruption in the extractive industry sector.

Foreign Exchange

Copper, gold and silver are typically sold in U.S. dollars. As a result, the Corporation is subject to foreign exchange risks relating to the relative value of the U.S. dollar as compared to the Canadian dollar and the Mexican peso. To the extent that the Corporation generates revenues at the Avino Mine or San Gonzalo Mine, it will be subject to foreign exchange risks as revenues will be received in U.S. dollars while operating and capital costs will be incurred primarily in Canadian dollars and Mexican peso. A decline in the U.S. dollar would result in a decrease in the Corporation’s revenues and adversely impact the Corporation’s financial performance.

Current Global Financial Conditions

Financial markets globally have been subject to increased volatility. Access to financing has been negatively affected by liquidity crises and uncertainty with respect to sovereign defaults throughout the world. These factors may impact the ability of the Corporation to obtain loans and other forms of financing in the future and, if obtained, on terms favourable to the Corporation. If these levels of volatility and market turmoil continue or worsen, the Corporation may not be able to secure appropriate debt or equity financing when needed, any of which could affect the trading price of the Corporation’s securities in an adverse manner.

Dilution

There are a number of outstanding securities and agreements pursuant to which Common Shares of the Corporation may be issued in the future. If these Common Shares are issued, this will result in further dilution to the Corporation’s shareholders. An investor’s equity interest in the Corporation may also be diluted by future equity financings of the Corporation.

Conflicts of Interest

There are potential conflicts of interest to which all of the directors, officers, insiders and promoters of the Corporation will be subject in connection with the operations of the Corporation. All of the directors, officers, insiders and promoters are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the Corporation. Accordingly, situations may arise where all of the directors, officers, insiders and promoters will be in direct competition with the Corporation. The Corporation has a process to identify and declare any conflicts. Conflicts, if any, will be subject to the procedures and remedies as provided under the Business Corporations Act of British Columbia.

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Certain Provisions Of Organizational Documents May Discourage Takeovers And Business Combinations that Our Shareholders May Consider In Their Best Interests, Which Could Negatively Affect Our Stock Price.

Certain provisions of our Articles of Incorporation ("Articles") may have the effect of delaying or preventing a change in control of our Company or deterring tender offers for our common shares that other shareholders may consider in their best interests.

Our Articles authorize us to issue an unlimited number of common shares. Shareholder approval is not necessary to issue our common shares. Issuance of these common shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

Our Articles provide for an advance notice procedure for shareholders to nominate director candidates for election or to bring business before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of shareholders be called by the board or shareholders who hold at least 5% of the total issued and outstanding shares.

Risks Related to  An Offering

Additional Funding Will be Required

The funds raised by  any offering will not be sufficient to meet all of the Corporation’s ongoing financial requirements relating to the exploration, development and operation of the Corporation’s projects. The Corporation will require additional financing from external sources, such as joint ventures, debt financing or equity financing, in order to meet such requirements and carry out the future development of the Corporation’s projects. The success and the pricing of any such capital raising and/or debt financing will be dependent upon the prevailing market conditions at that time and upon the ability of the Corporation to attract significant amounts of debt and/or equity. There can be no assurance that such financing will be available to the Corporation or, if it is, that it will be offered on acceptable terms. If additional financing is raised through the issuance of equity or convertible debt securities of the Corporation, this may have a depressive effect on the price of the Corporation’s securities and the interests of shareholders in the net assets of the Corporation will be diluted. Any failure by the Corporation to obtain required financing on acceptable terms could cause the Corporation to delay development of its material projects and could have a material adverse effect on the Corporation’s financial condition, results of operations and liquidity.

The Corporation does not have sufficient funds to complete all of its exploration and development programs. Therefore, additional funds will be required. The only sources of future funds for its exploration and development programs is the sale of equity capital or by entering into an option and joint venture agreement with another party. There is no assurance that the Corporation will be successful in obtaining further financing. A failure to obtain further financing could result in the loss or substantial dilution of the Corporation’s interests in its properties.

Market Price of Common Shares

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by changes in the price of copper, gold and silver or in the financial condition or results of operations as reflected in its earnings reports. If an active market for the Common Shares does not continue, the liquidity of an investor’s investment may be limited and the price of the Common Shares may decline below  any offering price. If an active market does not continue, investors may lose their entire investment in the Common Shares. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the long-term value of the Corporation.

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Discretion in the Use of Net Proceeds

The Corporation intends to use the net proceeds from  any offering as set forth under “Use of Proceeds”. The Corporation maintains broad discretion to spend the proceeds in ways that it deems most efficient. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. The failure to apply the net proceeds as set forth under “Use of Proceeds” could adversely affect the Corporation’s business and, consequently, could adversely affect the price of the Common Shares on the open market.

PRIOR SALES

Common Shares

The following table summarizes details of the Common Shares issued by the Corporation during the 12 month period prior to the date of this short form prospectus:

Month Issued	Number of Securities	Security	Price per Security
December 2015	6,000	Common Shares (2)	$1.02
	435,000	Common Shares (2)	$1.02
	100,000	Common Shares (2)	$1.02

January 2016	10,000	Common Shares (2)	$1.02
	25,000	Common Shares (2)	$1.02
	100,000	Common Shares (2)	$1.02
	50,000	Common Shares (2)	$1.02

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Month Issued	Number of Securities	Security	Price per Security
February 2016	16,900	Common Shares (1)	US$0.8923
	20,500	Common Shares (1)	US$0.9325
	2,850	Common Shares (1)	US$0.9415
	24,700	Common Shares (1)	US$1.025
	12,575	Common Shares (1)	US$0.9529
	42,743	Common Shares (1)	US$1.0337
	13,000	Common Shares (1)	US$1.0631
	14,320	Common Shares (1)	US$1.0184
	28,900	Common Shares (1)	US$1.0364
	22,510	Common Shares (1)	US$1.0767

March 2016	800,000	Common Shares (3)	US$1.00
	7,700	Common Shares (1)	US$1.10
	1,000	Common Shares (1)	US$1.10
	1,700	Common Shares (1)	US$1.10

April 2016	195,112	Common Shares (1)	US$1.209
	147,104	Common Shares (1)	US$1.2458
	23,727	Common Shares (1)	US$1.2429
	73,432	Common Shares (1)	US$1.1966
	48,296	Common Shares (1)	US$1.2273
	281,128	Common Shares (1)	US$1.3041
	5,000	Common Shares (1)	US$1.3928
	47,480	Common Shares (1)	US$1.3974
	46,300	Common Shares (1)	US$1.4426
	333,217	Common Shares (1)	US$1.444
	185,420	Common Shares (1)	US$1.4959

May 2016	45,800	Common Shares (1)	US$1.5096
	7,200	Common Shares (1)	US$1.4035
	3,500	Common Shares (1)	US$1.354
	534,453	Common Shares (1)	US$1.2106
	25,500	Common Shares (1)	US$1.3329
	606,768	Common Shares (1)	US$1.5607
	250,000	Common Shares (1)	US$1.4103
	47,700	Common Shares (1)	US$1.56
	42,400	Common Shares (1)	US$1.4367
	550,000	Common Shares (1)	US$1.344

27

Month Issued	Number of Securities	Security	Price per Security
June 2016	5,000	Common Shares (2)	$1.02
	166,063	Common Shares (1)	US$2.3257
	110,792	Common Shares (1)	US$2.4138
	18,074	Common Shares (1)	US$2.4123
	25,000	Common Shares (2)	$1.90
	52,862	Common Shares (1)	US$2.3831
	10,000	Common Shares (2)	$1.60
	1,200	Common Shares (1)	US$2.325
	250,000	Common Shares (1)	US$2.2001
	75,000	Common Shares (2)	$1.02
	107,629	Common Shares (1)	US$2.3453
	10,000	Common Shares (2)	$1.02
	136,700	Common Shares (1)	US$2.4043
	5,000	Common Shares (2)	$1.62
	5,000	Common Shares (2)	$1.90

July 2016	151,402	Common Shares (1)	US$2.6305
	169,500	Common Shares (1)	US$2.7018
	169,370	Common Shares (1)	US$2.825
	7,100	Common Shares (1)	US$2.85
	10,000	Common Shares (2)	$1.62
	25,000	Common Shares (2)	$1.90
	152,957	Common Shares (1)	US$2.8211
	5,000	Common Shares (2)	$1.60
	206,138	Common Shares (1)	US$2.9269
	1,092	Common Shares (1)	US$2.90
	134,010	Common Shares (1)	US$2.90
	58,250	Common Shares (1)	US$2.9623
	5,000	Common Shares (2)	$1.90
	64,276	Common Shares (1)	US$3.0294
	45,244	Common Shares (1)	US$2.5805
	66,500	Common Shares (1)	US$2.5505
	40,535	Common Shares (1)	US$2.619
	50,000	Common Shares (1)	US$2.7274
	75,915	Common Shares (1)	US$2.7168

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Month Issued	Number of Securities	Security	Price per Security
August 2016	9,500	Common Shares (1)	US$2,7676
	37,060	Common Shares (1)	US$2,7507
	29,900	Common Shares (1)	US$2.6728
	8,381	Common Shares (1)	US$2.6912
	10,000	Common Shares (4)	$3.48

September 2016	490,000	Common Shares (2)	$1.02
	32,500	Common Shares (2)	$1.60
	36,500	Common Shares (2)	$1.62
	2,500	Common Shares (2)	$1.90
	47,677	Common Shares (1)	US$2.4514
	2,100	Common Shares (1)	US$2.4581
	400	Common Shares (2)	$1.60
	20,000	Common Shares (2)	$1.90
	25,000	Common Shares (2)	$1.02
	8,600	Common Shares (1)	US$2.3517
	31,800	Common Shares (1)	US$2.3869
	40,000	Common Shares (2)	$1.02

October 2016	2,100	Common Shares (2)	$1.60
	10,000	Common Shares (2)	$1.62
_______

(1)	Issued pursuant to the ATM Offering.

(2)	Issued pursuant to exercise of stock options.

(3)	Issued pursuant to U.S. brokered offering.

(4)	Issued pursuant to the acquisition of mineral claims

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Warrants

The following table summarizes details of the warrants granted by the Corporation during the 12 month period prior to the date of this short form prospectus:

Month Grant	Number of Securities	Security	Exercise Price per Security ($)
March	40,000	Agent Warrants (1)	US$1.00

______

(1)	Warrants granted pursuant to US brokered offering.

Stock Options

The following table summarizes details of the stock options granted by the Corporation during the 12 month period prior to the date of this short form prospectus:

Month Grant	Number of Securities	Security	Exercise Price per Security ($)
September	802,500	Stock Options (1)	$2.95

______

(1)	Options granted pursuant to the Corporation’s Stock Option Plan.

Restricted Share Unit (“RSU”)

The following table summarizes details of the RSU granted by the Corporation during the 12 month period prior to the date of this short form prospectus:

Month Grant	Number of Securities	Security	Exercise Price per Security ($)
September	790,000	RSU (1)	N/A
______

(1)	RSU granted pursuant to the Corporation’s Restricted Share Unit Plan.

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TRADING PRICE AND VOLUME

Our common shares are listed on the NYSE-MKT and on the TSX Venture Exchange under the symbol ASM. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE MKT and in Canadian Dollars on the TSXV for the past full six (6) months and through November 9, 2016 and for each quarter for the past fiscal year.

	NYSE-MKT		TSXV
	(United States Dollars)		(Canadian Dollars)
Last Six Months	High	Low	High	Low

Through November 9, 2016	2.59	2.01	3.45	2.72
October, 2016	2.05	1.74	2.73	2.30
September, 2016	2.50	1.91	3.21	2.53
August 2016	2.87	2.02	3.70	2.65
July 2016	3.14	2.37	4.05	3.15
June 2016	2.60	1.37	3.29	1.80
May 2016	1.69	1.19	2.16	1.53

For the Quarter Ended
September 30, 2016	3.14	1.91	4.05	2.53
June 30, 2016	2.60	0.99	3.29	1.30
March 31, 2016	1.19	0.71	1.59	1.03
December 31, 2015	1.19	0.83	1.51	1.15

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

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INTEREST OF EXPERTS

Mr. Garth Kirkham, P. Geo., of Kirkham Geosystems Ltd., and Mr. Jasman Yee, P. Eng. are “qualified persons” as defined by National Instrument 43-101. Mr. Kirkham and Mr. Yee prepared the Bralorne Technical Report dated October 20, 2016, which is referred to herein. Mr. Yee is a director and shareholder of the Corporation, and is therefore not independent. Mr. Yee was responsible for section 13 (Mineral Processing and Metallurgical Testing) and section 17 (Recovery Methods) of the Bralorne Technical Report. Mr. Michael O’Brien, P. Geo. of QG Australia (Pty) Ltd., Mr. Hassan Ghaffari, P. Eng. of Tetra Tech WEI Inc. and Mr. Sabry Abdel Hafez, Ph. D, P. Eng. of Tetra Tech WEI Inc. are also “qualified persons” as defined by National Instrument 43-101 , and they prepared the Avino Technical Report dated October 27, 2016, which is referred to herein. Neither of Messrs. Kirkham, O’Brien, Ghaffari, or Hafez is a shareholder of the Corporation as of the date of this Prospectus.

Certain Canadian legal matters relating to  any offering will be passed upon by Salley Bowes Harwardt Law Corp., on behalf of the Corporation. As at the date hereof, the shareholders and associates of Salley Bowes Harwardt Law Corporation, as a group, own, directly or indirectly, less than 1% of the Common Shares of the Corporation.

Certain U.S. legal matters relating to  any offering will be passed upon by Weintraub Tobin Chediak Coleman Grodin Law Corporation, on behalf of the Corporation. As at the date hereof, the shareholders and associates of Weintraub Tobin Chediak Coleman Grodin Law Corporation, as a group, own, directly or indirectly, less than 1% of the Common Shares of the Corporation.

Except as disclosed above, no partner or associate, as applicable, of the aforementioned companies and limited liability partnerships or persons indicated above are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or any associate or affiliate of the Corporation.

The Corporation’s auditors, Manning Elliott LLP, are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of British Columbia.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are Manning Elliott LLP, Chartered Professional Accountants, Vancouver, British Columbia, Canada.

The registrar and transfer agent of the Corporation is Computershare Trust Company of Canada Inc., Vancouver, British Columbia, Canada.

ADDITIONAL INFORMATION

The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to herein are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Corporation is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies.

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You may read any document that the Corporation has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents that the Corporation has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities under the Corporation’s profile on the SEDAR website at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

The Corporation is a corporation existing under the Business Corporations Act (British Columbia). Most of the Corporation’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Corporation filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Paracorp Incorporated, 1090 Vermont Avenue NW, #910, Washington, DC 20005 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning  any offering of the Securities under this Prospectus.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation, including Warrants if offered separately, will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

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INCORPORATION BY REFERENCE OF CERTAIN INFORMATION FILED WITH THE SEC

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

•	Our Registration Statement of common share purchase rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 11, 2016;

•	Exhibit 99.2 to our Form 6-K for April 2016 filed with the SEC on April 29, 2016 regarding our Information Circular in connection with our annual general meeting;

•	Exhibits 99.1 and 2 to our Form 6-K for March 2016 filed with the SEC on May 17, 2016 regarding our quarterly financial statements for the quarter ended March 31, 2016;

•	Exhibits 99.1 and 2 to our Form 6-K for June 2016 filed with the SEC on August 18, 2016 regarding our quarterly financial statements for the quarter ended June 30, 2016;

•	Exhibits 99.1 and 2 to our Form 6-K for September 2016 filed with the SEC on November 9, 2016 regarding our quarterly financial statements for the quarter ended September 30, 2016;

•

Exhibit 99.1 to our Form 6-K/ A for October 2016 filed with the SEC on October 31, 2016 regarding a technical report entitled, “Avino Silver & Gold Mines Ltd. Amended Resource Estimate Update for Avino Property Durango, Mexico ”; and

•	Exhibit 99.1 to our Form 6-K for October 2016 filed with the SEC on October 31, 2016 regarding a technical report entitled “Bralorne Gold Mine, British Columbia Canada”.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any Prospectus Supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Dorothy Chin, Corporate Secretary

Avino Silver & Gold Mines Ltd.

570 Granville Street, Suite 900

Vancouver, British Columbia V6C 3P1, Canada

Tel: 604 682-3701

Fax: 604 682-3600

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CERTIFICATE OF THE CORPORATION

Dated: November 10, 2016

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces of Canada, except for Quebec.

By:	(Signed) David Wolfin	By:	(Signed) Malcolm Davidson
	President and Chief Executive Officer		Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

By:	(Signed) Gary Robertson	By:	(Signed) Ross Glanville
	GARY ROBERTSON		ROSS GLANVILLE
	Director		Director

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PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Our Articles of Incorporation provide that we must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all judgment, penalty or fine awarded or imposed to which such person is or may be liable, by reason of the eligible party being or having been a director or alternate director of the Company. We may indemnify any person under our Articles of Incorporation. We may, and do, maintain a policy of insurance for the benefit of directors, officers and employees against liability incurred by such individual acting in their capacity as a director, officer or employee.

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an ”eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

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Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Under the Act, the Articles may affect our power or obligation to give an indemnity or pay expenses to the extent that the Articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

 Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

37

Exhibits	Description
4.1	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

4.2	Our Registration Statement of common share purchase rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A

4.3	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 11, 2016

4.4	Exhibit 99.2 to our Form 6-K for April 2016 filed with the SEC on April 29, 2016 regarding our Information Circular in connection with our annual general meeting; and

4.5	Exhibits 99.1 and 2 to our Form 6-K for March 2016 filed with the SEC on May 17, 2016 regarding our quarterly financial statements for the quarter ended March 31, 2016

4.6	Exhibits 99.1 and 2 to our Form 6-K for June 2016 filed with the SEC on August 18, 2016 regarding our quarterly financial statements for the quarter ended June 30, 2016

4.7	Exhibit 99.1 to our Form 6-K for October 2016 filed with the SEC on October 12, 2016 regarding a technical report for Avino Property Durango, Mexico

5.1	The consent of Manning Elliot, LLP. Chartered Professional Accountants

5.2*	The consent of QG AUSTRALIA (PTY) LTD – Avino Property

5.3*	The consent of QG AUSTRALIA (PTY) LTD – Bralorne

6.1	Power of Attorney (set forth on signature page to the Registration Statement).

7.1**	Form of Indenture.

_________

* Previously filed

** To be filed in amendment

38

PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

The Registrant has concurrently filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name and address of agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Country of Canada, on November 14, 2016.

Registrant: Avino Silver & Gold Mines, Ltd.

By:	/s/ David Wolfin
David Wolfin
President & Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Malcolm Davidson
Malcolm Davidson
Chief Financial Officer
(Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David Wolfin and Malcolm Davidson, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 467(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ David Wolfin	Dated: November 14, 2016
David Wolfin
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Malcolm Davidson	Dated: November 14, 2016
Malcolm Davidson
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Jasman Yee	Dated: November 14, 2016
Jasman Yee
Director

By:	/s/ Michael Baybak	Dated: November 14, 2016
Michael Baybak
Director
Authorized Representative in the United States

By:	/s/ Ross Glanville	Dated: November 14, 2016
Ross Glanville
Director

By:	/s/ Gary Robertson	Dated: November 14, 2016
Gary Robertson
Director

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